Exhibit No. 23.1 To
Amendment No.5 to Form F-3

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone + 1 (604) 806-7000
Facsimile + 1 (604) 806-7806

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 26, 2002, except as to note 19, which is as of September 24, 2003 relating to the financial statements, which is included in the Annual Report of Silver Standard Resources Inc. on Form 20-F for the year ended December 31, 2001 and our report dated February 21, 2003, except as to note 19, which is as of September 24, 2003 relating to the financial statements, which is included in the Annual Report of Silver Standard Resources Inc. on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

April 20, 2004